Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	March 27, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

Issuer:	Barclays Bank PLC

Issue date:	March 30, 2007

Initial valuation date:	March 27, 2007

Final valuation date:	March 25, 2008

Maturity date:	March 28, 2008

Final price:	Closing price of the linked share on the final valuation date.

Protection price:	The protection level multiplied by the initial price.

Interest payment dates:	Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

Initial public offering price:	100%

Tax allocation of coupon rate:

Deposit income*:	5.01%

Put premium:	The coupon rate minus the deposit income.

Business day convention:	Modified following.

Settlement:	DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Archer Daniels Midland Company	$35.93	PS-7	ADM	$5,500,000	9.00%	80.00%	97.50%	$5,362,500	2.50%	$137,500	E-365	06738CC31 / US06738CC316
aQuantive, Inc.	$27.46	PS-9	AQNT	$1,000,000	10.50%	70.00%	97.50%	$975,000	2.50%	$25,000	E-366	06738CC49 / US06738CC498
BJ Services Company	$28.17	PS-11	BJS	$2,000,000	9.75%	80.00%	97.50%	$1,950,000	2.50%	$50,000	E-367	06738CC56 / US06738CC563
Digital River, Inc.	$55.61	PS-13	DRIV	$1,000,000	11.15%	75.00%	97.50%	$975,000	2.50%	$25,000	E-368	06738CC64 / US06738CC647
eBay Inc.	$33.33	PS-15	EBAY	$3,000,000	10.25%	75.00%	97.50%	$2,437,500	2.50%	$62,500	E-369	06738CC72 / US06738CC720
Electronic Arts Inc.	$51.31	PS-17	ERTS	$1,000,000	9.30%	80.00%	97.50%	$975,000	2.50%	$25,000	E-370	06738CC80 / US06738CC803
Joy Global Inc.	$43.10	PS-19	JOYG	$1,500,000	11.65%	70.00%	97.50%	$1,462,500	2.50%	$37,500	E-371	06738CC98 / US06738CC985
Quicksilver Resources Inc.	$40.60	PS-21	KWK	$1,000,000	10.35%	75.00%	97.50%	$975,000	2.50%	$25,000	E-372	06738CD22 / US06738CD223
Newmont Mining Corporation	$42.75	PS-23	NEM	$3,500,000	10.00%	80.00%	97.50%	$3,412,500	2.50%	$87,500	E-373	06738CD30 / US06738CD306
Knight Capital Group, Inc. Class A	$16.07	PS-25	NITE	$1,000,000	10.00%	70.00%	97.50%	$975,000	2.50%	$25,000	E-374	06738CD48 / US06738CD488
Patterson-UTI Energy, Inc.	$23.28	PS-27	PTEN	$1,000,000	10.25%	75.00%	97.50%	$975,000	2.50%	$25,000	E-375	06738CD55 / US06738CD553
Rowan Companies, Inc.	$33.23	PS-29	RDC	$1,500,000	10.00%	75.00%	97.50%	$1,462,500	2.50%	$37,500	E-376	06738CD63 / US06738CD637
Transocean Inc.	$82.03	PS-31	RIG	$3,000,000	9.50%	80.00%	97.50%	$2,437,500	2.50%	$62,500	E-377	06738CD71 / US06738CD710
Williams-Sonoma, Inc.	$34.81	PS-33	WSM	$1,500,000	9.00%	80.00%	97.50%	$1,462,500	2.50%	$37,500	E-378	06738CD89 / US06738CD892
*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Archer-Daniels-Midland Company

According to publicly available information, Archer-Daniels-Midland Company (the “Company”) is principally engaged in procuring, transporting, storing, processing and merchandising agricultural commodities and products. The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services. Oilseeds Processing involves processing oilseeds such as soybeans, cottonseed, sunflower seeds, canola, peanuts and flaxseed into vegetable oils and meals principally for the food and feed industries. The Company’s remaining operations are aggregated and classified as Other.

Corn Processing involves wet milling and dry milling corn operations. Products produced for use in the food and beverage industry include syrup, starch, glucose, dextrose, and sweeteners. The Agricultural Services segment utilizes the Company’s grain elevator and transportation network to buy, store, clean and transport agricultural commodities and resells these commodities primarily as feed ingredients and as raw materials for the agricultural processing industry.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902.

The linked share’s SEC file number is 001-00044.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$15.23	$11.95	$12.52
June 29, 2001	$13.52	$10.24	$12.38
September 28, 2001	$14.10	$11.60	$12.59
December 31, 2001	$15.80	$11.80	$14.35
March 29, 2002	$14.85	$12.95	$13.93
June 28, 2002	$14.67	$12.48	$12.79
September 30, 2002	$12.89	$10.00	$12.51
December 31, 2002	$14.45	$11.95	$12.40
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 27, 2007*	$36.55	$30.46	$35.93

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	ADM
Initial price:	$35.93
Protection level:	80.00%
Protection price:	$28.74
Physical delivery amount:	27 ($1,000/Initial price)
Fractional shares:	0.831895
Coupon:	9.00% per annum
Maturity:	March 28, 2008
Dividend yield:	1.16% per annum
Coupon amount per monthly:	$7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		101.16%
+ 90%	9.00%		91.16%
+ 80%	9.00%		81.16%
+ 70%	9.00%		71.16%
+ 60%	9.00%		61.16%
+ 50%	9.00%		51.16%
+ 40%	9.00%		41.16%
+ 30%	9.00%		31.16%
+ 20%	9.00%		21.16%
+ 10%	9.00%		11.16%
+ 5%	9.00%		6.16%
0%	9.00%		1.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	- 3.84%
- 10%	9.00%	- 1.00%	- 8.84%
- 20%	9.00%	-11.00%	-18.84%
- 30%	N/A	-21.00%	-28.84%
- 40%	N/A	-31.00%	-38.84%
- 50%	N/A	-41.00%	-48.84%
- 60%	N/A	-51.00%	-58.84%
- 70%	N/A	-61.00%	-68.84%
- 80%	N/A	-71.00%	-78.84%
- 90%	N/A	-81.00%	-88.84%
-100%	N/A	-91.00%	-98.84%

aQuantive, Inc.

According to publicly available sources, aQuantive, Inc. (the “Company”), a Washington corporation, is a digital marketing company with three distinct lines of business focused on influencing, shaping, and profiting from the digital advertising economy. As marketers shift budgets from traditional to digital media and the interactive market continues to gain complexity, the Company believes its experience in and focus on digital marketing service and technology innovation positions them to grow with the industry. The Company has the following three segments that help marketers acquire and retain customers and grow their businesses across all digital media: Digital Marketing Services, Digital Marketing Technologies and Digital Performance Media.

The linked share’s SEC file number is 000-29361.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$2.75	$1.00	$1.09
June 29, 2001	$1.75	$0.58	$1.32
September 28, 2001	$1.96	$0.71	$1.15
December 31, 2001	$1.76	$0.70	$1.70
March 29, 2002	$3.35	$1.65	$3.30
June 28, 2002	$3.65	$2.55	$3.56
September 30, 2002	$3.65	$2.35	$2.50
December 31, 2002	$3.53	$1.95	$2.90
March 31, 2003	$4.55	$2.50	$4.45
June 30, 2003	$11.66	$4.23	$10.50
September 30, 2003	$12.29	$7.26	$9.26
December 31, 2003	$13.55	$8.82	$10.25
March 31, 2004	$13.40	$8.09	$9.60
June 30, 2004	$11.42	$9.23	$9.88
September 30, 2004	$10.33	$7.25	$9.65
December 31, 2004	$11.10	$7.28	$8.94
March 31, 2005	$11.94	$8.60	$11.07
June 30, 2005	$18.15	$10.55	$17.72
September 30, 2005	$21.11	$15.59	$20.13
December 30, 2005	$28.00	$17.76	$25.24
March 31, 2006	$29.94	$20.95	$23.54
June 30, 2006	$28.28	$20.57	$25.33
September 29, 2006	$26.49	$19.57	$23.62
December 29, 2006	$29.06	$20.89	$24.66
March 27, 2007*	$29.16	$23.95	$27.46

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	AQNT
Initial price:	$27.46
Protection level:	70.00%
Protection price:	$19.22
Physical delivery amount:	36 ($1,000/Initial price)
Fractional shares:	0.416606
Coupon:	10.50% per annum
Maturity:	March 28, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.50%		100.00%
+ 90%	10.50%		90.00%
+ 80%	10.50%		80.00%
+ 70%	10.50%		70.00%
+ 60%	10.50%		60.00%
+ 50%	10.50%		50.00%
+ 40%	10.50%		40.00%
+ 30%	10.50%		30.00%
+ 20%	10.50%		20.00%
+ 10%	10.50%		10.00%
+ 5%	10.50%		5.00%
0%	10.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.50%	5.50%	- 5.00%
- 10%	10.50%	0.50%	- 10.00%
- 20%	10.50%	- 9.50%	- 20.00%
- 30%	10.50%	-19.50%	- 30.00%
- 40%	N/A	-29.50%	- 40.00%
- 50%	N/A	-39.50%	- 50.00%
- 60%	N/A	-49.50%	- 60.00%
- 70%	N/A	-59.50%	- 70.00%
- 80%	N/A	-69.50%	- 80.00%
- 90%	N/A	-79.50%	- 90.00%
-100%	N/A	-89.50%	-100.00%

BJ Services Company

Accordingly to publicly available information, BJ Services Company (the “Company”), whose operations trace back to the Byron Jackson Company (founded in 1872), was organized in 1990 under the corporate laws of the state of Delaware. The Company is a worldwide provider of pressure pumping and oilfield services for the petroleum industry. Pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Oilfield services include completion tools, completion fluids, casing and tubular services, production chemical services, and precommissioning, maintenance and turnaround services in the pipeline and process business, including pipeline inspection.

During the year ended September 30, 2006, the Company generated approximately 85% of its revenue from pressure pumping services and 15% from the oilfield services group. Over the same period, the Company generated approximately 60% of our revenue from United States operations and 40% from international operations.

The linked share’s SEC file number is 001-10570.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$21.55	$15.25	$17.80
June 29, 2001	$20.93	$13.88	$14.19
September 28, 2001	$14.40	$7.30	$8.90
December 31, 2001	$17.03	$8.43	$16.23
March 29, 2002	$17.95	$12.65	$17.24
June 28, 2002	$19.75	$15.88	$16.94
September 30, 2002	$17.58	$11.50	$13.00
December 31, 2002	$17.73	$12.16	$16.16
March 31, 2003	$18.05	$14.63	$17.20
June 30, 2003	$21.20	$16.90	$18.68
September 30, 2003	$19.60	$16.26	$17.09
December 31, 2003	$18.60	$15.25	$17.95
March 31, 2004	$22.89	$17.43	$21.64
June 30, 2004	$23.88	$19.86	$22.92
September 30, 2004	$26.64	$22.24	$26.21
December 31, 2004	$27.31	$22.28	$23.27
March 31, 2005	$26.24	$21.13	$25.94
June 30, 2005	$27.22	$23.25	$26.24
September 30, 2005	$36.70	$26.15	$35.99
December 30, 2005	$39.78	$30.89	$36.67
March 31, 2006	$42.85	$30.25	$34.60
June 30, 2006	$41.79	$31.81	$37.26
September 29, 2006	$37.96	$27.87	$30.13
December 29, 2006	$34.13	$27.43	$29.32
March 27, 2007*	$29.00	$25.55	$28.17

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	BJS
Initial price:	$28.17
Protection level:	80.00%
Protection price:	$22.54
Physical delivery amount:	35 ($1,000/Initial price)
Fractional shares:	0.498758
Coupon:	9.75% per annum
Maturity:	March 28, 2008
Dividend yield:	0.71% per annum
Coupon amount per monthly:	$8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.75%		100.71%
+ 90%	9.75%		90.71%
+ 80%	9.75%		80.71%
+ 70%	9.75%		70.71%
+ 60%	9.75%		60.71%
+ 50%	9.75%		50.71%
+ 40%	9.75%		40.71%
+ 30%	9.75%		30.71%
+ 20%	9.75%		20.71%
+ 10%	9.75%		10.71%
+ 5%	9.75%		5.71%
0%	9.75%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	- 4.29%
- 10%	9.75%	- 0.25%	- 9.29%
- 20%	9.75%	-10.25%	-19.29%
- 30%	N/A	-20.25%	-29.29%
- 40%	N/A	-30.25%	-39.29%
- 50%	N/A	-40.25%	-49.29%
- 60%	N/A	-50.25%	-59.29%
- 70%	N/A	-60.25%	-69.29%
- 80%	N/A	-70.25%	-79.29%
- 90%	N/A	-80.25%	-89.29%
-100%	N/A	-90.25%	-99.29%

Digital River, Inc.

According to publicly available sources, Digital River, Inc. (the “Company”) provides outsourced e-commerce solutions globally to a wide variety of companies primarily in the software and high-tech products markets. The Company was incorporated in 1994 and began building and operating online stores for its clients in 1996. It offers its clients a broad range of services that enable them to quickly and cost effectively establish an online sales channel capability and to subsequently manage and grow online sales on a global basis. The Company’s offerings help its clients mitigate risk and grow their online revenues. Its services include design, development and hosting of online stores, store merchandising and optimization, order management, fraud prevention screening, export controls and management, tax compliance and management, digital product delivery via download, physical product fulfilment, multi-lingual customer service, online marketing including e-mail marketing, management of paid search programs, website optimization, web analytics and reporting.

The linked share’s SEC file number is 000-24643.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$9.50	$2.50	$4.81
June 29, 2001	$7.50	$3.50	$4.50
September 28, 2001	$7.93	$4.00	$7.45
December 31, 2001	$19.60	$6.26	$15.92
March 29, 2002	$21.94	$10.85	$14.81
June 28, 2002	$9.50	$4.25	$9.19
September 30, 2002	$9.94	$6.40	$7.67
December 31, 2002	$15.00	$7.43	$11.95
March 31, 2003	$14.57	$8.83	$13.69
June 30, 2003	$20.10	$10.48	$19.30
September 30, 2003	$31.50	$18.50	$27.35
December 31, 2003	$34.30	$21.11	$22.10
March 31, 2004	$27.11	$19.38	$23.41
June 30, 2004	$34.83	$22.50	$32.63
September 30, 2004	$33.55	$22.75	$29.78
December 31, 2004	$44.51	$28.83	$41.61
March 31, 2005	$41.82	$28.16	$31.16
June 30, 2005	$33.73	$22.44	$31.75
September 30, 2005	$41.75	$31.30	$34.85
December 30, 2005	$39.39	$23.67	$29.74
March 31, 2006	$46.08	$29.28	$43.61
June 30, 2006	$48.00	$37.00	$40.39
September 29, 2006	$53.21	$37.90	$51.12
December 29, 2006	$60.99	$48.20	$55.79
March 27, 2007*	$58.67	$47.80	$55.61

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	DRIV
Initial price:	$55.61
Protection level:	75.00%
Protection price:	$41.71
Physical delivery amount:	17($1,000/Initial price)
Fractional shares:	0.982377
Coupon:	11.15% per annum
Maturity:	March 28, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$9.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.15%		100.00%
+ 90%	11.15%		90.00%
+ 80%	11.15%		80.00%
+ 70%	11.15%		70.00%
+ 60%	11.15%		60.00%
+ 50%	11.15%		50.00%
+ 40%	11.15%		40.00%
+ 30%	11.15%		30.00%
+ 20%	11.15%		20.00%
+ 10%	11.15%		10.00%
+ 5%	11.15%		5.00%
0%	11.15%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.15%	6.15%	- 5.00%
- 10%	11.15%	1.15%	- 10.00%
- 20%	11.15%	- 8.85%	- 20.00%
- 30%	N/A	-18.85%	- 30.00%
- 40%	N/A	-28.85%	- 40.00%
- 50%	N/A	-38.85%	- 50.00%
- 60%	N/A	-48.85%	- 60.00%
- 70%	N/A	-58.85%	- 70.00%
- 80%	N/A	-68.85%	- 80.00%
- 90%	N/A	-78.85%	- 90.00%
-100%	N/A	-88.85%	-100.00%

eBay Inc.

According to publicly available information, eBay Inc. (the “Company”) was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, the Company reincorporated in Delaware and in September 1998 it completed the initial public offering of the Company’s common stock.

The Company’s purpose is to pioneer new communities around the world built on commerce, sustained by trust and inspired by opportunity. To achieve this purpose, the Company operates three primary business segments: Marketplaces, Payments and Communications. The Company provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to a diverse community of individuals and businesses.

The linked share’s SEC file number is 000-24821.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$13.78	$7.11	$9.05
June 29, 2001	$17.82	$7.31	$17.12
September 28, 2001	$17.55	$10.12	$11.44
December 31, 2001	$18.19	$11.00	$16.73
March 29, 2002	$17.38	$12.21	$14.16
June 28, 2002	$16.03	$12.31	$15.41
September 30, 2002	$15.62	$12.76	$13.20
December 31, 2002	$17.71	$12.56	$16.96
March 31, 2003	$22.61	$16.88	$21.33
June 30, 2003	$26.44	$21.38	$26.00
September 30, 2003	$29.47	$24.94	$26.82
December 31, 2003	$32.40	$25.32	$32.31
March 31, 2004	$36.02	$31.30	$34.64
June 30, 2004	$47.07	$34.53	$45.98
September 30, 2004	$47.95	$35.73	$45.97
December 31, 2004	$59.21	$45.22	$58.17
March 31, 2005	$58.89	$35.00	$37.26
June 30, 2005	$40.94	$30.78	$33.01
September 30, 2005	$44.98	$32.75	$41.20
December 30, 2005	$47.60	$37.22	$43.22
March 31, 2006	$47.86	$36.93	$39.00
June 30, 2006	$40.82	$28.20	$29.29
September 29, 2006	$29.48	$22.83	$28.36
December 29, 2006	$33.99	$27.00	$30.07
March 27, 2007*	$34.35	$28.60	$33.33

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	EBAY
Initial price:	$33.33
Protection level:	75.00%
Protection price:	$25.00
Physical delivery amount:	30 ($1,000/Initial price)
Fractional shares:	0.003000
Coupon:	10.25% per annum
Maturity:	March 28, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%
0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	- 5.00%
- 10%	10.25%	0.25%	- 10.00%
- 20%	10.25%	- 9.75%	- 20.00%
- 30%	N/A	-19.75%	- 30.00%
- 40%	N/A	-29.75%	- 40.00%
- 50%	N/A	-39.75%	- 50.00%
- 60%	N/A	-49.75%	- 60.00%
- 70%	N/A	-59.75%	- 70.00%
- 80%	N/A	-69.75%	- 80.00%
- 90%	N/A	-79.75%	- 90.00%
-100%	N/A	-89.75%	-100.00%

Electronic Arts Inc.

According to publicly available information, Electronic Arts Inc. (the “Company”) develops, markets, publishes and distributes interactive software games that are playable by consumers on home video game consoles (such as the Sony PlayStation® 3, Microsoft Xbox 360™ and Nintendo Wii™), personal computers, mobile platforms (including cellular handsets and handheld game players such as the PlayStation® Portable and the Nintendo DS™) and online (over the Internet and other proprietary online networks). Some of the Company’s games are based on content that is license from others (e.g., Madden NFL Football, The Godfather and FIFA Soccer), and some of its games are based on its own wholly-owned intellectual property (e.g., The Sims™, Need for Speed™ and BLACK™). The Company’s goal is to publish titles with mass-market appeal, which often means translating and localizing them for sale in non-English speaking countries. In addition, the Company also attempts to create software game “franchises” that allow it to publish new titles on a recurring basis that are based on the same property. Examples of this franchise approach are the annual iterations of the Company’s sports-based products (e.g., Madden NFL Football, NCAA® Football and FIFA Soccer), wholly-owned properties that can be successfully sequeled (e.g., The Sims, Need for Speed and Battlefield) and titles based on long-lived literary and/or movie properties (e.g., Lord of the Rings and Harry Potter).

The linked share’s SEC file number is 0-17948.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$28.41	$17.25	$27.13
June 29, 2001	$31.88	$22.66	$28.95
September 28, 2001	$30.54	$20.50	$22.84
December 31, 2001	$33.46	$20.60	$29.98
March 29, 2002	$31.85	$25.25	$30.40
June 28, 2002	$33.49	$26.75	$33.03
September 30, 2002	$34.50	$26.23	$32.98
December 31, 2002	$36.22	$24.74	$24.89
March 31, 2003	$30.23	$23.76	$29.32
June 30, 2003	$39.70	$28.10	$37.00
September 30, 2003	$48.50	$36.55	$46.12
December 31, 2003	$52.89	$40.60	$47.78
March 31, 2004	$54.73	$43.43	$53.96
June 30, 2004	$55.91	$47.42	$54.55
September 30, 2004	$55.01	$44.90	$45.99
December 31, 2004	$63.60	$43.38	$61.68
March 31, 2005	$70.98	$51.75	$51.78
June 30, 2005	$59.83	$47.47	$56.61
September 30, 2005	$63.12	$55.22	$56.89
December 30, 2005	$61.96	$51.04	$52.31
March 31, 2006	$58.59	$50.14	$54.72
June 30, 2006	$57.80	$39.99	$43.04
September 29, 2006	$57.74	$41.38	$55.68
December 29, 2006	$59.85	$50.29	$50.36
March 27, 2007*	$54.39	$47.96	$51.31

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	ERTS
Initial price:	$51.31
Protection level:	80.00%
Protection price:	$41.05
Physical delivery amount:	19 ($1,000/Initial price)
Fractional shares:	0.489378
Coupon:	9.30% per annum
Maturity:	March 28, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$7.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.30%		100.00%
+ 90%	9.30%		90.00%
+ 80%	9.30%		80.00%
+ 70%	9.30%		70.00%
+ 60%	9.30%		60.00%
+ 50%	9.30%		50.00%
+ 40%	9.30%		40.00%
+ 30%	9.30%		30.00%
+ 20%	9.30%		20.00%
+ 10%	9.30%		10.00%
+ 5%	9.30%		5.00%
0%	9.30%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.30%	4.30%	- 5.00%
- 10%	9.30%	- 0.70%	- 10.00%
- 20%	9.30%	-10.70%	- 20.00%
- 30%	N/A	-20.70%	- 30.00%
- 40%	N/A	-30.70%	- 40.00%
- 50%	N/A	-40.70%	- 50.00%
- 60%	N/A	-50.70%	- 60.00%
- 70%	N/A	-60.70%	- 70.00%
- 80%	N/A	-70.70%	- 80.00%
- 90%	N/A	-80.70%	- 90.00%
-100%	N/A	-90.70%	-100.00%

JOY GLOBAL INC

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Joy manufactures underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. It has facilities in Australia, South Africa, the United Kingdom, and the United States as well as sales offices and service facilities in China, India, Poland, and Russia. Joy products include: continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems (consisting of powered roof supports, an armored face conveyor and a longwall shearer); and roof bolters. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States, as well as sales offices in India, Mexico, Peru, Russia, the United Kingdom and Venezuela. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-9299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	$8.64	$6.11	$6.60
December 31, 2001	$8.04	$6.36	$7.47
March 29, 2002	$7.97	$6.16	$7.24
June 28, 2002	$7.95	$6.53	$7.71
September 30, 2002	$7.56	$3.65	$3.69
December 31, 2002	$5.44	$3.40	$5.00
March 31, 2003	$5.85	$4.41	$4.81
June 30, 2003	$7.29	$4.70	$6.57
September 30, 2003	$7.69	$6.13	$7.08
December 31, 2003	$11.97	$7.16	$11.62
March 31, 2004	$13.32	$11.00	$12.47
June 30, 2004	$13.56	$10.43	$13.31
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.85	$31.32	$37.57
December 29, 2006	$50.77	$35.59	$48.34
March 27, 2007*	$55.80	$40.36	$43.10

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	JOYG
Initial price:	$43.10
Protection level:	70.00%
Protection price:	$30.17
Physical delivery amount:	23 ($1,000/Initial price)
Fractional shares:	0.201856
Coupon:	11.65% per annum
Maturity:	March 28, 2008
Dividend yield:	1.22% per annum
Coupon amount per monthly:	$9.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.65%		101.22%
+ 90%	11.65%		91.22%
+ 80%	11.65%		81.22%
+ 70%	11.65%		71.22%
+ 60%	11.65%		61.22%
+ 50%	11.65%		51.22%
+ 40%	11.65%		41.22%
+ 30%	11.65%		31.22%
+ 20%	11.65%		21.22%
+ 10%	11.65%		11.22%
+ 5%	11.65%		6.22%
0%	11.65%		1.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.65%	6.65%	- 3.78%
- 10%	11.65%	1.65%	- 8.78%
- 20%	11.65%	- 8.35%	-18.78%
- 30%	11.65%	-18.35%	-28.78%
- 40%	N/A	-28.35%	-38.78%
- 50%	N/A	-38.35%	-48.78%
- 60%	N/A	-48.35%	-58.78%
- 70%	N/A	-58.35%	-68.78%
- 80%	N/A	-68.35%	-78.78%
- 90%	N/A	-78.35%	-88.78%
-100%	N/A	-88.35%	-98.78%

Quicksilver Resources Inc.

According to publicly available information, Quicksilver Resources Inc. (the “Company”) is a Fort Worth, Texas-based independent oil and gas company engaged in the development and production of natural gas, natural gas liquids (“NGLs”) and crude oil, which it attains through a combination of developmental drilling, exploitation and property acquisitions. The Company’s efforts are principally focused on unconventional reservoirs found in fractured shales, coal seams and tight sands. It was organized as a Delaware corporation in 1997 and became a public company in 1999 through a merger with MSR Exploration Ltd.

The linked share’s SEC file number is 001-14837.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	NA	NA	NA
June 29, 2001	NA	NA	NA
September 28, 2001	NA	NA	NA
December 31, 2001	$6.50	$4.68	$6.35
March 29, 2002	$7.83	$5.60	$7.67
June 28, 2002	$8.78	$7.10	$8.62
September 30, 2002	$8.65	$5.63	$6.00
December 31, 2002	$8.13	$5.60	$7.48
March 31, 2003	$8.14	$6.51	$7.92
June 30, 2003	$8.70	$7.49	$7.98
September 30, 2003	$8.72	$7.65	$8.14
December 31, 2003	$11.22	$8.13	$10.77
March 31, 2004	$14.23	$10.69	$12.92
June 30, 2004	$22.47	$12.49	$22.36
September 30, 2004	$24.08	$16.86	$21.78
December 31, 2004	$25.25	$19.33	$24.52
March 31, 2005	$34.53	$22.29	$32.49
June 30, 2005	$43.89	$31.45	$42.62
September 30, 2005	$48.51	$38.23	$47.79
December 30, 2005	$50.19	$32.95	$42.01
March 31, 2006	$52.75	$33.08	$38.66
June 30, 2006	$46.17	$29.27	$36.81
September 29, 2006	$39.82	$29.04	$31.90
December 29, 2006	$43.24	$28.67	$36.59
March 27, 2007*	$41.00	$32.95	$40.60

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	KWK
Initial price:	$40.60
Protection level:	75.00%
Protection price:	$30.45
Physical delivery amount:	24 ($1,000/Initial price)
Fractional shares:	0.630542
Coupon:	10.35% per annum
Maturity:	March 28, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$8.63

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.35%		100.00%
+ 90%	10.35%		90.00%
+ 80%	10.35%		80.00%
+ 70%	10.35%		70.00%
+ 60%	10.35%		60.00%
+ 50%	10.35%		50.00%
+ 40%	10.35%		40.00%
+ 30%	10.35%		30.00%
+ 20%	10.35%		20.00%
+ 10%	10.35%		10.00%
+ 5%	10.35%		5.00%
0%	10.35%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.35%	5.35%	- 5.00%
- 10%	10.35%	0.35%	- 10.00%
- 20%	10.35%	- 9.65%	- 20.00%
- 30%	N/A	-19.65%	- 30.00%
- 40%	N/A	-29.65%	- 40.00%
- 50%	N/A	-39.65%	- 50.00%
- 60%	N/A	-49.65%	- 60.00%
- 70%	N/A	-59.65%	- 70.00%
- 80%	N/A	-69.65%	- 80.00%
- 90%	N/A	-79.65%	- 90.00%
-100%	N/A	-89.65%	-100.00%

Newmont Mining Corporation

According to publicly available information, Newmont Mining Corporation (the “Company”) is primarily a gold producer with significant assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Bolivia, New Zealand and Mexico. As of December 31, 2006, the Company had proven and probable gold reserves of 93.9 million equity ounces and an aggregate land position of approximately 44,470 square miles (115,200 square kilometers). The Company is also engaged in the production of copper, principally through its Batu Hijau operation in Indonesia. The Company’s original predecessor corporation was incorporated in 1921 under the laws of Delaware. The Company’s corporate headquarters are in Denver, Colorado.

The linked share’s SEC file number is 001-31240.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$19.24	$14.00	$16.12
June 29, 2001	$24.60	$15.16	$18.61
September 28, 2001	$24.80	$17.97	$23.60
December 31, 2001	$25.15	$18.76	$19.11
March 29, 2002	$28.25	$18.52	$27.69
June 28, 2002	$32.62	$26.14	$26.33
September 30, 2002	$29.94	$20.80	$27.51
December 31, 2002	$30.15	$22.57	$29.03
March 31, 2003	$30.58	$24.08	$26.15
June 30, 2003	$34.40	$24.80	$32.46
September 30, 2003	$42.50	$31.01	$39.09
December 31, 2003	$50.28	$37.35	$48.61
March 31, 2004	$50.20	$40.51	$46.63
June 30, 2004	$47.32	$34.83	$38.76
September 30, 2004	$45.75	$37.65	$45.53
December 31, 2004	$49.98	$43.10	$44.41
March 31, 2005	$46.63	$40.07	$42.25
June 30, 2005	$42.60	$34.90	$39.03
September 30, 2005	$48.18	$36.55	$47.17
December 30, 2005	$53.93	$42.08	$53.40
March 31, 2006	$62.70	$46.65	$51.89
June 30, 2006	$59.70	$47.34	$52.93
September 29, 2006	$56.48	$41.75	$42.75
December 29, 2006	$47.80	$39.85	$45.15
March 27, 2007*	$48.33	$40.53	$42.75

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	NEM
Initial price:	$42.75
Protection level:	80.00%
Protection price:	$34.20
Physical delivery amount:	23 ($1,000/Initial price)
Fractional shares:	0.391813
Coupon:	10.00% per annum
Maturity:	March 28, 2008
Dividend yield:	0.94% per annum
Coupon amount per monthly:	$8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		100.94%
+ 90%	10.00%		90.94%
+ 80%	10.00%		80.94%
+ 70%	10.00%		70.94%
+ 60%	10.00%		60.94%
+ 50%	10.00%		50.94%
+ 40%	10.00%		40.94%
+ 30%	10.00%		30.94%
+ 20%	10.00%		20.94%
+ 10%	10.00%		10.94%
+ 5%	10.00%		5.94%
0%	10.00%		0.94%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	- 4.06%
- 10%	10.00%	0.00%	- 9.06%
- 20%	10.00%	-10.00%	-19.06%
- 30%	N/A	-20.00%	-29.06%
- 40%	N/A	-30.00%	-39.06%
- 50%	N/A	-40.00%	-49.06%
- 60%	N/A	-50.00%	-59.06%
- 70%	N/A	-60.00%	-69.06%
- 80%	N/A	-70.00%	-79.06%
- 90%	N/A	-80.00%	-89.06%
-100%	N/A	-90.00%	-99.06%

Knight Capital Group, Inc.

According to publicly available information, Knight Capital Group, Inc. (the “Company”) is a financial services firm that provides voice and electronic access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. The Company’s Global Markets business offers natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. The Company’s Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets.

The linked share’s SEC file number is 001-14223.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$24.50	$13.00	$14.63
June 29, 2001	$19.99	$8.39	$10.69
September 28, 2001	$12.30	$7.25	$7.71
December 31, 2001	$13.35	$7.53	$11.02
March 29, 2002	$13.97	$6.45	$7.14
June 28, 2002	$7.34	$3.75	$5.24
September 30, 2002	$5.28	$3.46	$3.75
December 31, 2002	$6.97	$3.51	$4.79
March 31, 2003	$5.97	$3.88	$3.90
June 30, 2003	$7.40	$3.90	$6.25
September 30, 2003	$12.60	$6.26	$11.43
December 31, 2003	$15.25	$11.41	$14.66
March 31, 2004	$17.27	$11.20	$12.64
June 30, 2004	$13.53	$9.65	$10.02
September 30, 2004	$10.30	$8.06	$9.23
December 31, 2004	$12.19	$9.13	$10.95
March 31, 2005	$10.99	$9.35	$9.64
June 30, 2005	$9.69	$7.28	$7.62
September 30, 2005	$8.94	$7.40	$8.31
December 30, 2005	$10.90	$7.87	$9.89
March 31, 2006	$14.09	$8.99	$13.93
June 30, 2006	$17.40	$13.15	$15.23
September 29, 2006	$18.47	$13.75	$18.20
December 29, 2006	$20.51	$15.98	$19.17
March 27, 2007*	$21.78	$14.80	$16.07

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	NITE
Initial price:	$16.07
Protection level:	70.00%
Protection price:	$11.25
Physical delivery amount:	62 ($1,000/Initial price)
Fractional shares:	0.227754
Coupon:	10.00% per annum
Maturity:	March 28, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%
0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	- 5.00%
- 10%	10.00%	0.00%	- 10.00%
- 20%	10.00%	-10.00%	- 20.00%
- 30%	10.00%	-20.00%	- 30.00%
- 40%	N/A	-30.00%	- 40.00%
- 50%	N/A	-40.00%	- 50.00%
- 60%	N/A	-50.00%	- 60.00%
- 70%	N/A	-60.00%	- 70.00%
- 80%	N/A	-70.00%	- 80.00%
- 90%	N/A	-80.00%	- 90.00%
-100%	N/A	-90.00%	-100.00%

Patterson-UTI Energy, Inc.

According to publicly available information, Patterson-UTI Energy, Inc. (the “Company”) is an operator of land-based drilling rigs in North America. The Company was formed in 1978 and reincorporated in 1993 as a Delaware corporation. The Company’s contract drilling business operates primarily in: Texas, New Mexico, Oklahoma, Arkansas, Louisiana, Mississippi, Colorado, Utah, Wyoming, Montana, North Dakota, South Dakota, and Western Canada (Alberta, British Columbia and Saskatchewan).

As of December 31, 2006, the Company had a drilling fleet that consisted of 336 currently marketable land-based drilling rigs. A drilling rig includes the structure, power source and machinery necessary to cause a drill bit to penetrate earth to a depth desired by the customer. A drilling rig is considered currently marketable at a point in time if it is operating or can be made ready to operate without significant capital expenditures. The Company also has an inventory of drilling rig components and equipment which may be used in the activation of additional drilling rigs or as replacement parts for marketable rigs.

The Company provides pressure pumping services to oil and natural gas operators primarily in the Appalachian Basin. These services consist primarily of well stimulation and cementing for completion of new wells and remedial work on existing wells. The Company provides drilling fluids, completion fluids and related services to oil and natural gas operators offshore in the Gulf of Mexico and on land in Texas, Southeastern New Mexico, Oklahoma and the Gulf Coast region of Louisiana. Drilling and completion fluids are used by oil and natural gas operators during the drilling process to control pressure when drilling oil and natural gas wells. The Company is also engaged in the development, exploration, acquisition and production of oil and natural gas. Its oil and natural gas operations are focused primarily in producing regions of West and South Texas, Southeastern New Mexico, Utah and Mississippi.

The linked share’s SEC file number is 0-22664.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$20.69	$14.31	$15.81
June 29, 2001	$18.42	$8.01	$8.94
September 28, 2001	$9.75	$5.53	$6.18
December 31, 2001	$12.87	$5.90	$11.66
March 29, 2002	$14.93	$9.44	$14.87
June 28, 2002	$17.30	$13.42	$14.12
September 30, 2002	$14.89	$10.32	$12.76
December 31, 2002	$16.99	$11.98	$15.09
March 31, 2003	$17.75	$13.55	$16.18
June 30, 2003	$18.49	$15.91	$16.20
September 30, 2003	$16.14	$12.58	$13.54
December 31, 2003	$16.97	$12.84	$16.46
March 31, 2004	$19.19	$15.75	$17.71
June 30, 2004	$19.56	$14.53	$16.71
September 30, 2004	$19.88	$15.69	$19.07
December 31, 2004	$20.45	$17.85	$19.45
March 31, 2005	$26.66	$17.15	$25.02
June 30, 2005	$29.33	$22.39	$27.83
September 30, 2005	$36.78	$27.79	$36.08
December 30, 2005	$36.72	$28.46	$32.95
March 31, 2006	$38.48	$25.61	$31.96
June 30, 2006	$35.65	$25.24	$28.31
September 29, 2006	$29.11	$21.85	$23.76
December 29, 2006	$28.21	$20.83	$23.23
March 27, 2007*	$24.89	$21.13	$23.28

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	PTEN
Initial price:	$23.28
Protection level:	75.00%
Protection price:	$17.46
Physical delivery amount:	42 ($1,000/Initial price)
Fractional shares:	0.955326
Coupon:	10.25% per annum
Maturity:	March 28, 2008
Dividend yield:	1.37% per annum
Coupon amount per monthly:	$8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.25%		101.37%
+ 90%	10.25%		91.37%
+ 80%	10.25%		81.37%
+ 70%	10.25%		71.37%
+ 60%	10.25%		61.37%
+ 50%	10.25%		51.37%
+ 40%	10.25%		41.37%
+ 30%	10.25%		31.37%
+ 20%	10.25%		21.37%
+ 10%	10.25%		11.37%
+ 5%	10.25%		6.37%
0%	10.25%		1.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	- 3.63%
- 10%	10.25%	0.25%	- 8.63%
- 20%	10.25%	- 9.75%	-18.63%
- 30%	N/A	-19.75%	-28.63%
- 40%	N/A	-29.75%	-38.63%
- 50%	N/A	-39.75%	-48.63%
- 60%	N/A	-49.75%	-58.63%
- 70%	N/A	-59.75%	-68.63%
- 80%	N/A	-69.75%	-78.63%
- 90%	N/A	-79.75%	-88.63%
-100%	N/A	-89.75%	-98.63%

Rowan Companies, Inc.

According to publicly available information, Rowan Companies, Inc. (the “Company”) is a provider of international and domestic contract drilling services. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. The Company provides contract drilling services utilizing a fleet of 21 self-elevating mobile offshore drilling platforms and 26 land drilling rigs. The Company’s drilling operations are conducted primarily in the Gulf of Mexico, the Middle East, the North Sea, Trinidad, offshore eastern Canada and in Texas, Louisiana and Oklahoma. In 2006, drilling operations generated revenues of $1,067.4 million and income from operations of $447.7 million.

The linked share’s SEC file number is 001-05491.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$33.45	$24.56	$27.50
June 29, 2001	$33.89	$21.51	$22.10
September 28, 2001	$22.45	$11.10	$12.38
December 31, 2001	$20.14	$11.66	$19.37
March 29, 2002	$23.48	$16.04	$23.04
June 28, 2002	$27.03	$20.20	$21.45
September 30, 2002	$22.57	$16.36	$18.64
December 31, 2002	$24.60	$17.40	$22.70
March 31, 2003	$23.77	$17.70	$19.66
June 30, 2003	$25.90	$19.28	$22.40
September 30, 2003	$25.62	$20.80	$24.58
December 31, 2003	$26.72	$20.45	$23.17
March 31, 2004	$25.11	$20.61	$21.09
June 30, 2004	$24.70	$20.44	$24.33
September 30, 2004	$27.05	$21.71	$26.40
December 31, 2004	$27.26	$23.20	$25.90
March 31, 2005	$33.04	$24.57	$29.93
June 30, 2005	$31.57	$24.53	$29.71
September 30, 2005	$38.10	$29.01	$35.49
December 30, 2005	$39.25	$28.87	$35.64
March 31, 2006	$45.57	$36.16	$43.96
June 30, 2006	$48.11	$33.14	$35.59
September 29, 2006	$36.76	$29.76	$31.63
December 29, 2006	$37.55	$29.03	$33.20
March 27, 2007*	$33.77	$29.48	$33.23

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	RDC
Initial price:	$33.23
Protection level:	75.00%
Protection price:	$24.92
Physical delivery amount:	30 ($1,000/Initial price)
Fractional shares:	0.093289
Coupon:	10.00% per annum
Maturity:	March 28, 2008
Dividend yield:	1.20% per annum
Coupon amount per monthly:	$8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		101.20%
+ 90%	10.00%		91.20%
+ 80%	10.00%		81.20%
+ 70%	10.00%		71.20%
+ 60%	10.00%		61.20%
+ 50%	10.00%		51.20%
+ 40%	10.00%		41.20%
+ 30%	10.00%		31.20%
+ 20%	10.00%		21.20%
+ 10%	10.00%		11.20%
+ 5%	10.00%		6.20%
0%	10.00%		1.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	- 3.80%
- 10%	10.00%	0.00%	- 8.80%
- 20%	10.00%	-10.00%	-18.80%
- 30%	N/A	-20.00%	-28.80%
- 40%	N/A	-30.00%	-38.80%
- 50%	N/A	-40.00%	-48.80%
- 60%	N/A	-50.00%	-58.80%
- 70%	N/A	-60.00%	-68.80%
- 80%	N/A	-70.00%	-78.80%
- 90%	N/A	-80.00%	-88.80%
-100%	N/A	-90.00%	-98.80%

Transocean Inc.

According to publicly available information, Transocean Inc. (the “Company”) is an international provider of offshore contract drilling services for oil and gas wells. As of February 2, 2007, the Company owned, had partial ownership interests in or operated 82 mobile offshore drilling units. As of this date, the Company fleet included 33 High-Specification semisubmersibles and drillships (“High-Specification Floaters”), 20 Other Floaters, 25 Jackups and four Other Rigs. The Company also has three High-Specification Floaters under construction. The Company primary business is to contract drilling rigs, related equipment and work crews primarily on a dayrate basis to drill oil and gas wells. The Company specializes in technically demanding segments of the offshore drilling business with a particular focus on deepwater and harsh environment drilling services. The Company also provides additional services, including integrated services.

The linked share’s SEC file number is 333-75899.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$54.50	$40.00	$43.35
June 29, 2001	$57.64	$40.37	$41.25
September 28, 2001	$41.98	$23.10	$26.40
December 31, 2001	$34.22	$24.20	$33.82
March 29, 2002	$34.65	$26.51	$33.23
June 28, 2002	$39.33	$30.00	$31.15
September 30, 2002	$31.75	$19.60	$20.80
December 31, 2002	$25.89	$18.10	$23.20
March 31, 2003	$24.36	$19.87	$20.45
June 30, 2003	$25.86	$18.40	$21.97
September 30, 2003	$22.40	$18.52	$20.00
December 31, 2003	$24.85	$18.55	$24.01
March 31, 2004	$31.94	$23.10	$27.89
June 30, 2004	$29.27	$25.06	$28.94
September 30, 2004	$36.21	$25.94	$35.78
December 31, 2004	$43.20	$33.75	$42.39
March 31, 2005	$51.89	$39.79	$51.46
June 30, 2005	$58.16	$43.20	$53.97
September 30, 2005	$63.11	$53.52	$61.31
December 30, 2005	$70.93	$52.37	$69.69
March 31, 2006	$84.28	$70.05	$80.30
June 30, 2006	$90.16	$70.77	$80.32
September 29, 2006	$81.63	$64.52	$73.23
December 29, 2006	$84.22	$65.58	$80.89
March 27, 2007*	$82.62	$72.47	$82.03

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	RIG
Initial price:	$82.03
Protection level:	80.00%
Protection price:	$65.62
Physical delivery amount:	12 ($1,000/Initial price)
Fractional shares:	0.190662
Coupon:	9.50% per annum
Maturity:	March 28, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%
0%	9.50%		0.00%
	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	- 5.00%
- 10%	9.50%	- 0.50%	- 10.00%
- 20%	9.50%	-10.50%	- 20.00%
- 30%	N/A	-20.50%	- 30.00%
- 40%	N/A	-30.50%	- 40.00%
- 50%	N/A	-40.50%	- 50.00%
- 60%	N/A	-50.50%	- 60.00%
- 70%	N/A	-60.50%	- 70.00%
- 80%	N/A	-70.50%	- 80.00%
- 90%	N/A	-80.50%	- 90.00%
-100%	N/A	-90.50%	-100.00%

Williams-Sonoma, Inc.

According to publicly available information, Williams-Sonoma, Inc. (the “Company”) is a specialty retailer of products for the home. The retail segment of the Company’s business sells its products through its six retail store concepts (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Hold Everything, West Elm and Williams-Sonoma Home). The direct-to-customer segment of its business sells similar products through its eight direct-mail catalogs (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Bed + Bath, PBteen, Hold Everything, West Elm and Williams-Sonoma Home) and six e-commerce websites (williams-sonoma.com, potterybarn.com, potterybarnkids.com, pbteen.com, westelm.com and holdeverything.com). The catalogs reach customers throughout the U.S., while the six retail concepts currently operate 570 stores in 43 states, Washington, D.C. and Canada.

The Company was founded in 1956 by Charles E. Williams, currently a Director Emeritus, with the opening of its first store in Sonoma, California.

The linked share’s SEC file number is 001-14077.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$14.96	$10.25	$13.13
June 29, 2001	$19.70	$12.35	$19.41
September 28, 2001	$19.85	$10.69	$11.91
December 31, 2001	$22.00	$10.85	$21.45
March 29, 2002	$25.25	$20.05	$23.00
June 28, 2002	$33.50	$21.86	$30.66
September 30, 2002	$31.51	$19.37	$23.63
December 31, 2002	$28.94	$20.43	$27.15
March 31, 2003	$29.35	$19.95	$21.80
June 30, 2003	$30.92	$20.45	$29.20
September 30, 2003	$32.00	$26.36	$26.98
December 31, 2003	$37.29	$26.95	$34.77
March 31, 2004	$35.49	$30.74	$34.20
June 30, 2004	$34.60	$28.48	$32.96
September 30, 2004	$37.76	$29.45	$37.55
December 31, 2004	$41.72	$34.74	$35.04
March 31, 2005	$37.49	$33.15	$36.75
June 30, 2005	$41.68	$32.75	$39.57
September 30, 2005	$45.03	$36.10	$38.35
December 30, 2005	$45.05	$35.43	$43.15
March 31, 2006	$45.14	$38.10	$42.40
June 30, 2006	$44.43	$33.49	$34.05
September 29, 2006	$35.00	$28.29	$32.39
December 29, 2006	$35.66	$30.11	$31.44
March 27, 2007*	$36.32	$30.43	$34.81

*	High, low and closing prices are for the period starting January 2, 2007 and ending March 27, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	WSM
Initial price:	$34.81
Protection level:	80.00%
Protection price:	$27.85
Physical delivery amount:	28 ($1,000/Initial price)
Fractional shares:	0.727377
Coupon:	9.00% per annum
Maturity:	March 28, 2008
Dividend yield:	1.15% per annum
Coupon amount per monthly:	$7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		101.15%
+ 90%	9.00%		91.15%
+ 80%	9.00%		81.15%
+ 70%	9.00%		71.15%
+ 60%	9.00%		61.15%
+ 50%	9.00%		51.15%
+ 40%	9.00%		41.15%
+ 30%	9.00%		31.15%
+ 20%	9.00%		21.15%
+ 10%	9.00%		11.15%
+ 5%	9.00%		6.15%
0%	9.00%		1.15%
	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	- 3.85%
- 10%	9.00%	- 1.00%	- 8.85%
- 20%	9.00%	-11.00%	-18.85%
- 30%	N/A	-21.00%	-28.85%
- 40%	N/A	-31.00%	-38.85%
- 50%	N/A	-41.00%	-48.85%
- 60%	N/A	-51.00%	-58.85%
- 70%	N/A	-61.00%	-68.85%
- 80%	N/A	-71.00%	-78.85%
- 90%	N/A	-81.00%	-88.85%
-100%	N/A	-91.00%	-98.85%